UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: May 10, 2021

(Date of earliest event reported)

Gladstone Capital Corporation

(Exact name of registrant as specified in its charter)

Maryland	814-00237	54-2040781
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1521 Westbranch Drive, Suite 100 McLean, Virginia		22102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 287-5800

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	GLAD	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)
5.375% Notes due 2024, $25.00 par value per share	GLADL	The Nasdaq Stock Market LLC] (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement

On May 10, 2021, Gladstone Capital Corporation (the “Company”) entered into an equity distribution agreement (the “Sales Agreement”) with Gladstone Management Corporation, Gladstone Administration, LLC and Jefferies LLC, as the sales agent (the “Sales Agent”), in connection with the sale of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), with an aggregate offering price of up to $60.0 million. The Equity Distribution Agreement provides that the Company may offer and sell shares of the Common Stock from time to time through the Sales Agent in amounts and at times to be determined by the Company (the “Offering”). Actual sales will depend on a variety of factors to be determined by the Company from time to time, including, market conditions and the trading price of the Common Stock.

Sales of the Company’s common stock, if any, under the Prospectus Supplement and the Base Prospectus may be made by transactions that are deemed to be part of an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Under the terms of the Sales Agreement, the Sales Agent will receive a commission from the Company of up to 2.0% of the gross sales price of any shares of the Common Stock sold through the Sales Agent under the Sales Agreement. The Sales Agreement contains customary representations, warranties and agreements of the Company, indemnification rights and other obligations of the parties and termination provisions.

The description above is only a summary of the material provisions of the Sales Agreement and is qualified in its entirety by reference to the full text of the Sales Agreement, which is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

The Offering is being made pursuant to the Company’s effective shelf registration statement on Form N-2 (Registration No. 333-228720) previously filed with the SEC, as supplemented by a prospectus supplement dated May 10, 2021, and the accompanying prospectus dated February 5, 2019. This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The Company expects to use the net proceeds from the Offering to repay outstanding indebtedness under debt facilities that the Company may have in place from time to time, to fund new investment opportunities, and for other general corporate purposes.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

1.1	Equity Distribution Agreement, dated as of May 10, 2021, by and among Gladstone Capital Corporation, Gladstone Management Corporation, Gladstone Administration, LLC and Jefferies LLC, as the sales agent.

5.1	Opinion of Venable LLP.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2021	Gladstone Capital Corporation

	By:	/s/ Nicole Schaltenbrand
Nicole Schaltenbrand
Chief Financial Officer & Treasurer